Exhibit 5.1

Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637
June 8, 2023
Main Tel (312) 782-0600 Main Fax (312) 701-7711 www.mayerbrown.com

Volkswagen Auto Lease/Loan

Underwritten Funding, LLC

2200 Woodland Pointe Avenue

Herndon, Virginia 20171

Re:	Volkswagen Auto Lease/Loan Underwritten Funding, LLC Registration Statement on Form SF-3 (No. 269194)

Ladies and Gentlemen:

We have acted as special counsel to Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) and the offering of the Class A-1 Asset Backed Notes, the Class A-2-A Asset Backed Notes, the Class A-2-B Asset Backed Notes, the Class A-3 Asset Backed Notes and the Class A-4 Asset Backed Notes (collectively, the “Notes”) described in the final prospectus dated June 6, 2023 (the “Prospectus”), which has been filed with the Commission pursuant to Rule 424(b)(5) under the Act. As described in the Prospectus, the Notes will be issued by Volkswagen Auto Loan Enhanced Trust 2023-1 (the “Issuer”), a trust formed by the Company pursuant to a trust agreement among the Company, Citibank, N.A., as owner trustee, and Citicorp Trust Delaware, National Association, as issuer Delaware trustee. The Notes will be issued pursuant to an indenture (the “Indenture”) between the Issuer and U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”). Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Prospectus.

In that regard, we generally are familiar with the proceedings taken or to be taken in connection with the proposed authorization, issuance and sale of the Notes, and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Prospectus and current drafts of the Indenture (including the form of the Notes included as an exhibit thereto), the Amended and Restated Trust Agreement (including the form of Certificate included as an exhibit thereto), the Receivables Purchase Agreement, the Sale and Servicing Agreement, the Asset Representations Review Agreement and the Administration Agreement (collectively, the “Transaction Documents”).

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including Mayer Brown LLP
(Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership) and Tauil & Chequer Advogados
(a Brazilian partnership).

Volkswagen Auto Lease/Loan

Underwritten Funding, LLC

Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Notes have been duly executed and issued by the Issuer, authenticated by the Indenture Trustee, and sold by the Company, and (c) payment of the agreed consideration for the Notes shall have been received by the Issuer, all in accordance with the terms and conditions of the related Transaction Documents and a definitive purchase, underwriting or similar agreement with respect to the Notes and in the manner described in the Prospectus, the Notes will have been duly authorized by all necessary action of the Issuer and will be legally issued and binding obligations of the Issuer and entitled to the benefits afforded by the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

Our opinions expressed herein are limited to the federal laws of the United States, the laws of the State of New York, the Delaware Statutory Act and the Delaware Limited Liability Company Act. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to a Form 8-K filed in connection with the Prospectus and to the use of our name therein without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or the Prospectus.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP